EXHIBIT 10(x)

THIS LOAN AGREEMENT is made the 31st day of October, 2001,

BETWEEN:

RADIANT ENERGY CORPORATION, a corporation amalgamated under the laws of Canada

(hereinafter called the "Company")

- and -

RADIANT AVIATION SERVICES, INC., a corporation incorporated under the laws of the State of New York

(hereinafter called the "Guarantor")

- and -

DAVID A. WILLIAMS, AS TRUSTEE OF RRSP ACCOUNT #49450086-15, an individual resident in the Province of Ontario;

JOHN M. MARSH, an individual resident in the Province of Ontario; and

HARA ENTERPRISES LIMITED, a corporation incorporated under the laws of the Province of Ontario

(hereinafter collectively called the "Lenders")

WHEREAS:

A.    the Company desires to borrow from the Lenders, and the Lenders have agreed to lend to the Company, the principal amount of $650,000.00 pursuant to the terms of this Agreement;

B.    the Guarantor is a wholly-owned subsidiary of the Company;

C.    as security for the Company's obligations under this Agreement, the Company intends to grant to the Lenders a charge over all of its assets, and the Guarantor intends to guarantee all of the Company's obligations under this Agreement and to grant to the Lenders a charge over all of its assets in support thereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.01    Definitions

        In this Agreement, the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms or expressions shall have the following meanings, respectively:

"this Agreement", "these presents", "hereto", "herein", "hereof" and similar expressions refer to this loan agreement and not to any particular Article, Section or other portion hereof;

"business day" means a day which is not a Saturday, Sunday, or civic or statutory holiday in the City of Toronto;

"Company" means Radiant Energy Corporation;

"Company's Auditors" means the chartered accountant or firm of accountants duly appointed as auditor or auditors of the Company from time to time in accordance with the provisions of the Business Corporations Act (Canada);

"Directors" or "directors" means the Directors of the Company or the Guarantor, as the case may be, for the time being, and reference to action by the Directors shall mean action by the Directors as a board or by any committee thereof duly empowered to take such action;

"Guarantee" has the meaning ascribed thereto in Subsection 3.01(1);

"Guarantor" means Radiant Aviation Services, Inc.;

"Loans" has the meaning ascribed thereto in Section 2.01;

"Loan Documents" means this Agreement, the Promissory Notes, the Guarantee and the Security Documents and all other documents, certificates and agreements contemplated by or executed in connection with the transactions contemplated hereby, as the same may be amended, supplemented, amended and restated orotherwise modified from time to time;

"person" includes any individual, corporation, body corporate, partnership, trust, trustee, unincorporated organization or other judicial entity, any government agency or instrumentality and words importing persons have a similar meaning;

"prime rate" for any day means the reference rate of interest reported, quoted or announced and commonly known as the prime rate of interest by and of HSBC Bank of Canada for Canadian dollar commercial loans made in Canada, in all cases adjusted automatically and without the necessity of any notice to the Company upon each reported, quoted or announced change to such rate;

"Security Documents" has the meaning ascribed thereto in Section 3.02;

"Senior Indebtedness" the principal of, premium, if any, and interest on,

     indebtedness for money borrowed or to be borrowed by the Company, a Subsidiary, or both, for the purpose of enabling any one or both of them to construct de-icing service centres, and the indebtedness existing as at the date of this Agreement for money borrowed by the Company from IR Energy Inc. pursuant to the terms of a credit agreement dated August 15, 2001 between the Company and IR Energy Inc., including but not limited to indebtedness owed to IR Energy Inc. and for which the Company has granted Security, and renewals, extensions and refundings of any such indebtedness.

"Subsidiary" has the meaning ascribed thereto in the Business Corporations Act (Canada).

1.02     Schedules

        The following schedules which are attached to this Agreement are incorporated in to this Agreement by reference and are deemed to be part hereof:

Schedule 2.05	-	Promissory Note (form of)
Schedule 3.02(a)	-	Company's General Security Agreement (form of)
Schedule 3.02(b)	-	Guarantor's General Security Agreement (form of)

1.03     Number and Gender

        Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, associations and corporations and vice versa.

1.04     Business Day

Whenever any payment is due or required to be made or any other action is required to be taken under this Agreement on or as of a day that is not a business day, that payment must be made and the other action must be taken on or as of the next day that is a business day.

1.05     Headings

        The division of this Agreement into Articles, Sections, Subsections and clauses, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.06     Time of the Essence

        Time shall be of the essence in all respects.

1.07     Applicable Law

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.08     Currency

        Unless otherwise stated, all dollar amounts referred to in this Agreement are denominated in United States dollars.

ARTICLE 2
THE LOANS

2.01     The Loans

        The Lenders shall, on the terms and conditions set forth in this Agreement, make available to the Borrower loans in the total principal amount of $650,000.00 (the "Loans"). The maximum principal amount of the Loan to be advanced by each Lender shall be as follows:

Name of Lender	Principal Amount of Loan
RRSP Account #49450086-15	$463,251
Hara Enterprises Limited	$156,527
John M. Marsh	$30,222

All Loans shall rank equally rateably without discrimination, preference or priority.

2.02     Advance Dates

The Lenders shall make the Loans available to the Company on the dates and in the amounts as follows:

(a)	as of the date hereof, the total principal amount of $530,000.00 as follows:

Name of Lender	Principal Amount
RRSP Account #49450086-15	$358,251
Hara Enterprises Limited	$141,527
John M. Marsh	$30,222
(b)	on November 22, 2001, or such other date mutually agreed to by the Lenders and the Company, the total principal amount of $120,000.00 as follows:
	Name of Lender	Principal Amount
	RRSP Account #49450086-15	$105,000
	Hara Enterprises Limited	$15,000
	John M. Marsh	N/A

2.03     Repayment of Loans

        Unless earlier demanded as a result of acceleration of the payment obligation resulting from the occurrence of an "event of default" or as otherwise provided in this Agreement, the aggregate unpaid principal amount of the Loans, all accrued and unpaid interest on such amount and any and all unpaid fees and expenses provided for in this Agreement shall be repayable on demand at any time after December 15, 2001.

2.04     Interest

        The Company shall pay interest to the Lenders on the outstanding principal amount of their respective Loans from the date hereof until such amounts shall be repaid in full, both before and after demand, default, maturity and judgment, at a fixed rate of interest equal to 9.00% per annum. Interest shall be computed on the basis of a 365 day year and on the basis of the actual number of days elapsed. Whenever interest is calculated on the basis of a year of 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 365. For the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interet shall not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates of yields.

2.05     Promissory Notes

        The Loans shall be evidenced by notes issued by the Company in the total principal amount of the Loans, which notes shall be substantially in the form of Schedule 2.05 (the "Promissory Notes"). All Promissory Notes shall rank equally without discrimination, preference or priority. The ranking of the Promissory Notes shall apply in all events and circumstances regardless of the date of any advance made to the Company by the Lenders.

2.06     Prepayments

        Subject to the provisions hereof, the Company may at any time, provided it is not in default in any of its obligations contained in this Agreement prepay the principal amount of the Loans, in whole or in part from time to time upon not less than 10 days' notice, together in all cases with interest on the principal amount of the Loans accrued and unpaid to the date fixed for repayment.

ARTICLE 3
GUARANTEE ANDSECURITY

3.01     Guarantee

        As continuing collateral security for payment and satisfaction of all obligations owed to the Lenders by the Company hereunder, the Guarantor unconditionally guarantees the due and punctual payment of the principal amount of, and interest on (including, in case of default, interest on the amount in default), each Loan when and as the same becomes due and payable whether at their respective due dates on repayment or on maturity or otherwise in accordance with the terms of such Loan and of this Agreement (the "Guarantee"); provided, however, that payment of interest on overdue installments of interest is hereby guaranteed only to the extent permitted by applicable law.

        (2) In case of default by the Company in the payment of any such principal or interest of a Loan, the Guarantor agrees to duly and punctually pay the same without demand. The Guarantor hereby agrees that its obligations under the Guarantee shall be unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any Loan with regard to the Company (other than by reason or lack of genuineness), or the absence of any action to enforce the same, the recovery of any judgment against the Company or any action to enforce the same or any circumstances which might otherwise constitute a legal or equitable discharge or defence of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, the filing of claims with a court in the event of merger, amalgamation, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Loan and all demands whatsoever, and covenants that its obligations under this Section 3.01 will not be discharged as to any Loan except by payment in full of the principal of and interest on such Loan.

        (3) The Guarantee is a direct obligation of the Guarantor and shall be secured by a charge on substantially all of the assets of the Guarantor substantially in the form of Schedule 3.02(b), such charge ranking in priority to all other current and future indebtedness of the Guarantor, excluding Senior Indebtedness and any exceptions prescribed by law.

        (4) The obligations of the Guarantor under this Agreement shall be a continuing obligation and a fresh cause of action hereunder shall be deemed to arise in respect of each default.

        (5) The Guarantor shall not be or become liable hereunder to make any payment of principal or interest in respect to which the Company shall be in default if the default of the Company in respect of which the Guarantor would otherwise be or become liable hereunder shall have been waived or directed to be waived pursuant to the provisions in that behalf contained in this Agreement, provided, however, that no waiver or consent of any kind whatsoever shall release, alter or impair the unconditional obligation of the Guarantor hereunder after giving effect to such waiver or consent.

        (6) The Guarantor shall be subrogated to all rights of the Lenders against the Company in respect of any amount paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right or subrogation until the principal of and interest on all Loans shall have been paid in full.

        (7) No remedy for the enforcement of the rights of the Lenders to receive payment of the principal of and interest on any Loan in accordance with the terms of this Agreement shall be exclusive of or dependent on any other remedy.

3.02     Security

        As continuing collateral security for payment and satisfaction of all obligations of the Company and the Guarantor hereunder, the Company or the Guarantor, as the case may be, shall execute and deliver, the following security agreements, guarantees and other agreements (collectively, the "Security Documents") to the Lenders, all of which shall be in form and substance satisfactory to the Lenders, and the charges created thereby shall be duly registered and perfected and shall rank in priority to all other charges (excluding the Senior Indebtedness):

        (a) a general security agreement granted by the Company in favour of the Lenders substantially in the form of Schedule 3.02(a); and

        (b) a general security agreement granted by the Guarantor in favour of the Lenders substantially in the form of Schedule 3.02(b).

ARTICLE 4
COVENANTS OF THE COMPANY AND THE GUARANTOR

4.01     Covenants of the Company

        The Company will well and truly perform and carry out all of the actions or things to be done by it as provided in this Agreement. The Company hereby covenants and agrees that:

        (a) Payment of Principal and Interest. It will well, duly and punctually pay or cause to be paid to the Lenders the principal of and interest accrued on the Loans on the dates and at the places, in the monies and in the manner, provided for herein and in the other Loan Documents.

        (b) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Lenders or its duly authorized agent or attorney such information relating to its business as the Lenders may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Lenders or such agent or attorney as the Lenders may from time to time by instrument in writing for that purpose appoint.

        (c) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Company as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Lenders when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Company shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Company and not disadvantageous in any material respect to the Lenders.

        (d) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent corporations carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent persons carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

        (e) Financial Statements. It will furnish to the Lenders, within 140 days after the end of its fiscal year a copy of the consolidated financial statements and of the report of the Company's Auditors thereon which are furnished to the shareholders of the Company. The Company will furnish sufficient copies to the Lenders, within 60 after the end of the first, second and third quarterly accounting periods in each fiscal year, of the consolidated balance sheet as at the end of such quarterly accounting period and sufficient copies of the related statements of income, retained earnings and changes in the financial position for the period commencing with the last day of the previous fiscal year and ending with the last day of such quarterly accounting period, all certified by a principal financial or accounting officer of the Company to present fairly the information contained therein, subject to year-end and audit adjustments.

        (f) Default. If it should be in default hereunder at any time it will promptly, after it has become aware of same, give notice to the Lenders of the occurrence of an event of default or an event which, with the giving of notice or lapse of time, or both, would become an event of default

        (g) Securities Laws. It will at all times preserve and remain its status as a "reporting issuer" not in default under the Securities Act (Ontario) and will, in a timely fashion, file and deposit all documents and reports with the Ontario Securities Commission, the Securities Exchange Commission (United States) and similar securities regulatory authorities required to be filed or deposited pursuant to applicable legislation.

        (h) Further Assurances. It shall do, execute and acknowledge and deliver or cause to be done, executed acknowledged and delivered, all other acts, deeds and assurances as the Lenders may reasonably require for the better accomplishing and effecting the intentions and provisions of this Indenture.

4.02     General Covenants of the Guarantor

        The Guarantor will well and truly perform and carry out all of the actions or things to be done by it as provided in this Agreement. The Guarantor hereby covenants and agrees that:

        (a) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business except in accordance with Article 8, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Lenders or its duly authorized agent or attorney such information relating to its business as the Lenders may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Lenders or such agent or attorney as the Lenders may from time to time by instrument in writing for that purpose appoint.

        (b) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Guarantor as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Lenders when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Guarantor shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Guarantor shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Guarantor and not disadvantageous in any material respect to the Lenders.

        (c) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent persons carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent corporations carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

        (d) Negative Pledge. It will not, as long as any of the Loans remain outstanding, create, incur or permit any charge on any of its current or after acquired assets or undertakings to secure any obligations or indebtedness other than Senior Indebtedness.

4.03     Lenders May Perform Covenants

        If the Company shall fail to perform any of the covenants or fulfil any of the conditions contained in this Agreement, the Lenders may in its discretion perform, but shall be under no obligation to do so, any of the said covenants or fulfil any such condition capable of being performed or fulfilled by it and, if any such covenant or condition requires the payment or expenditure of money, it may make such payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purpose; and all sums so expended or advanced shall be at once payable by the Company and shall bear interest at the then prevailing prime rate until paid and shall be payable out of any monies held by the Lenders under , but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

ARTICLE 5
EVENTS OF DEFAULT

5.01     Events of Default

        Any one or more of the following events shall constitute an "event of default":

(a)	default shall be made in the payment of the principal of any of the Loans when the same becomes due and payable; or
(b)	default shall be made in the payment of any interest due on any of the Loans and such default shall have continued for a period of twenty-one (21) days; or
(c)	the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including, without limitation, the Companies' Creditors Arrangement Act), or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding remaining undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Company or such Subsidiary shall take any corporate action to authorize any of the actions set forth in this Subsection 5.01(c); provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another corporation or the transfer of its assets as a whole, or substantially as a whole, to such other corporation, shall not constitute an event of default if such last mentioned corporation shall, before or contemporaneously with such consolidation, amalgamation, merger or transfer, execute and deliver to the Lenders an agreement in favour of the Lenders whereby such corporation covenants:

(i)	to pay punctually when due the principal moneys, interest and other moneys due or which may become due hereunder;
(ii)	to perform and observe punctually all the obligations of the Company and the Guarantor under this Agreement and the other Loan Documents; and
(iii)	to observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of the Company and the Guarantor herein contained; or

(d)	any process of execution be enforced or levied upon any of the property of the Company or the Guarantor and remain unsatisfied for a period of ten (10) business days, provided that such process is not in good faith disputed by the Company or the Guarantor, and the Company or the Guarantor shall not have given security which, in the discretion of the Trustee, shall be sufficient to pay in full the amount claimed in the event that it shall be held to be valid claim; or
(e)	the Guarantor fails to observe or perform any of its covenants contained in Sections 3.01 and 4.02;
(f)	the Company fails to observe or perform any of its covenants contained in Section 4.01, except as provided in Subsection 5.01(b); or
(g)	default shall be made in the due observance or performance of any other covenant or condition in this Agreement or any other Loan Documents required to be observed or performed by the Company or the Guarantor and any such default shall continue for a period of thirty (30) days after notice received by the Company or the Guarantor from the Lenders specifying such default and requiring the Company or the Guarantor to rectify such default and any such notice may be given by the Lenders.

        Upon the occurrence of an event of default, the Lenders may declare the principal of, and interest on, all the Loans outstanding hereunder, together with all other monies payable hereunder, to be due and payable and the same shall forthwith become immediately due and payable to the Lenders, anything therein or herein to the contrary notwithstanding, and the Company shall pay forthwith to the Lenders the amount of the principal of and interest then accrued on all of the Loans then outstanding and all other monies payable hereunder, together with interest on such principal, interest and other monies at the rate of interest borne by the Loans from the date of the said declaration until payment is received by the Lenders. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and shall be applied in the manner provided in Section 5.04.

5.02     Waiver of Default

        Upon the happening of any event of default hereunder, the Lenders shall have power to waive any default arising hereunder upon such terms and conditions as the Lenders shall prescribe.

5.03     Right of Lenders to Enforce Payment

        Subject to Section 5.02, if the Company shall fail to pay to the Lenders, on demand, the principal and interest on all the Loans then outstanding, together with any other amounts due hereunder, the Lenders may in their discretion obtain or enforce payment of the said principal of and interest on all the Loans then outstanding together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise including, without limitation, enforcing the Guarantee.

5.04     Application of Moneys

        Except as otherwise herein provided, the monies arising from any enforcement hereof shall be held by the Lenders and applied by them, together with any other monies then or thereafter in the hands of the Lenders available for the purpose, as follows:

(a)	firstly, in payment of the principal of and accrued and unpaid interest on amounts in default under the Loans which shall then be outstanding rateably and proportionately and without preference or priority or discrimination as between principal and interest; and
(b)	the surplus (if any) of such monies shall be paid to the Company or its assigns.

5.05     Lenders Appointed Attorney

        The Company hereby irrevocably appoints the Lenders to be the attorney of the Company for and in the name and on behalf of the Company to execute and do any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Lenders, with full powers of substitution and revocation.

5.06     Remedies Cumulative

        No remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

ARTICLE 6
MISCELLANEOUS

6.01     Survival

        This Agreement and all covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as the Obligations are outstanding and unpaid or the Lenders have any obligation hereunder.

6.02    Amendment; Modification; Waiver

(1)	No modification or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Company or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Company or the Guarantor, in any case, shall entitle the Company or the Guarantor to any other or future notice or demand in the same, similar or other circumstances.
(2)	A Lender's failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any Loan Document, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by that Lender of any such term, condition or other provision or default or event of default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term or condition or other provision or of any such default or event of default shall not affect or alter this Agreement or any Loan Document, and each and every term, condition and other provision of this Agreement and the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or event of default in connection therewith. An event of default hereunder and a default under any Loan Document shall be deemed to be continuing unless and until waived in writing by the Lender(s).

6.03Notice

        All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and delivered or transmitted by telecopier to the party for which it is intended.

        Communications sent to the Company shall be addressed to it at:

Radiant Energy Corporation
40 Centre Drive
Orchard Park New York 14127-4102
Attention: Chairman
Telecopier No.:(716) 662-0033

        Communications sent to the Guarantor shall be addressed to it at:

Radiant Aviations Services, Inc.
40 Centre Drive
Orchard Park New York 14127-4102
Attention: Chairman
Telecopier No.:(716) 662-0033

        Communications sent to David A. Williams, as trustee of RRSP Account #005727 shall be addressed to him at:

David A. Williams, trustee of RRSP Account #49450086-15
c/o Roxborough Holdings Limited
Suite 6250, One First Canadian Place
100 King Street West
Toronto, Ontario M5X 1C7
Telecopier No.:(416) 364-6650

        Communications sent to Hara Enterprises Limited shall be addressed to it at:

Hara Enterprises Limited
Suite 507
1 Balmoral Avenue
Toronto, Ontario M4V 3B9
Attention: Gregory G. O'Hara
Telecopier No.:(416) 513-0865

        Communications sent to the John M. Marsh shall be addressed to him at:

John M. Marsh
R.R. #2, Cedar Crest
Port Colborne, Ontario L3K 5V4
Telecopier No.:(905) 835-9289

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other parties complying as to delivery with the terms of this section. All such notices, requests, demands and other communications shall be deemed given upon receipt by the party to whom such notice is given except if sent by telecopier, in which case it shall be deemed received on the business day next following the date of transmission.

6.04     Successors and Assigns

        This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that no Lender shall have the right to assign any of its rights hereunder hereunder without the prior written consent of the Company. Any such impermissible assignment shall be void and of no effect.

6.05     Severability

Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidity the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6.04     Further Assurances

        Each of the parties shall make, do, execute and deliver, or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary for more effectually implementing and carrying out the true intent and meaning of this Agreement.

6.07     No Third Party Beneficiaries

        This Agreement shall be for the sole benefit of the parties hereto, and is not for the benefit of any other person.

6.08     Entire Agreement

        This Agreement and the other Loan Documents constitute the entire agreement of the parties and supersede any and all prior agreements, written or oral, as to the matters contained herein.

6.09     Counterparts

        This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RADIANT ENERGY CORPORATION Per: Authorized Signing Officer Per: Authorized Signing Officer

RADIANT AVIATION SERVICES, INC. Per: Authorized Signing Officer Per: Authorized Signing Officer

HARA ENTERPRISES LIMITED
SIGNED, SEALED AND DELIVERED) In the presence of:) (Witness)	__________________________ David A. Williams, as trustee of RRSP

Account #49450086-15

HARA ENTERPRISES LIMITED
SIGNED, SEALED AND DELIVERED) In the presence of:) (Witness)	__________________________ John M. Marsh

Schedule 2.05

Promissory Note (form of)

Schedule 3.02(a)

Company's General Security Agreement (form of)

Schedule 3.02(b)

Guarantor's General Security Agreement (form of)

Exhibit 10(x) Security Agreement

SECURITY AGREEMENT

(Inventory, Accounts, Chattel Paper, Documents, investments, General Intangibles, Patent, Service Mark and Contract Rights)

DATE:	October 31, 2001

DEBTOR:	Radiant Aviation Services, Inc., a wholly owned subsidiary of Radiant Energy Corporation, 40 Centre Drive, Orchard Park, Erie County, New York 14127

SECURED PARTY:     John Marsh, David A. Williams as trustee of RRSP Account #49450086-15, and Hara Enterprises Limited, as payees pursuant to a Promissory Note dated October 31, 2001 between Debtor and each Secured Party,

         1.       Security interest.     Debtor hereby grants to Secured Party a security interest (“Security Interest”) in all of the Debtor’s Equipment, Inventory, Accounts, Chattel Paper, Documents, Instruments, General intangibles, including the Secured Patent and any and all Secured Apparatus covered by a valid claim of the Secured Patent, Service Mark all as defined herein and Contract Rights and in all Proceeds and Products thereof in any form including, but not limited to, insurance proceeds, litigation proceeds, increased, and profits received there from, ail substitutions therefore, goods represented by, and books and records pertaining thereto whether any of the foregoing is now or hereafter acquired (all of the foregoing, collectively, the “Collateral”).

(a)	The phrase "Secured Patent" shall mean and include:

(i)	United States Letters Patent No, 5,417,389 issued May 23, 1995, and re-issued on December 28, 1999 as Patent #36468, entitled, “Method of Apparatus For, Deicing an Aircraft by Infrared Radiation.’

(ii)	Any United States or foreign patent application which is or shall be based on United States Letters Patent No. 5,417,389 or Patent #36468.

(iii)	Any patents which shall issue on any of the above described patent applications, and any reissues and extensions thereof based thereon.

(iv)	Any continuation-in-part United States patent application (including divisions, continuations-in-whole or in-part, and substitutes thereof or therefore) based in part on any of the above-mentioned patent applications based on, United States Letter Patent No. 5,417,389 and Patent #36468 which Debtor shall wish to file (of which, Debtor shall promptly notify Secured Party). any patent which shall issue on any such application, and any reissues thereof.

(b)	The phrase "Valid Claim" shall mean:

(i)	In the case of an application for letters patent (during the time such patent is pending as an application), a claim or pad which shall not have been finally rejected by an unappealed or unappealable decision at the Patent Office of the country In which such application is fled, and

(ii)	In the case of an unissued and unexpired letters Patent a claim a pad which shall not have been held invalid In an unappealed or unappealable decision of a court of competent jurisdiction, and

                    (c)         The phrase "Secured Apparatus" shall mean as defined herein shall include all apparatus which either consist of a include apparatus falling within the scope of one a man Valid Claim of any of said Secured Patent or produced through the use of a method or apparatus sling within the scope of one or more such Patent Valid Claims of said Secured Patent,

(d)	The phrase "Service Mark" shall mean:

(i)	United States Registration No. 2,036,140 registered February 4, 1997 for "Infratek" issued to Process Technologies, Inc (since renamed Radiant Aviation Services, Inc.)

         2.        Indebtedness Secured.     The Security interest granted by Debtor secures payment of any and ail indebtedness and liabilities of the Debtor to Second Party, whether now existing or hereafter incurred, of every kind and character, direct or indirect, Joint or several absolute or contingent, due or to become due, and whether any such indebtedness or liability is from time to time reduced and thereafter Increased or entirely extinguished and thereafter reoccurred, including, without limitation 0) any liabilities of the Debtor to the Secured Party arising under the Promissory Note dated October 31, 2001, (the “Promissory Note’) and (ii) any sums advanced by Secured Party for taxes, assessments, insurance and other charges and expenses as hereinafter provided (“Indebtedness”)

         3.        Representations and Warranties of Debtor.      Debtor represents and warrants and, so long as the Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that- (a) Debtor is the owner of the Collateral free of all security interests, adverse claims or other encumbrances, (b) Debtor is authorized to enter into this Security Agreement and this Security Agreement is not In contravention of any law or any indenture, agreement or undertaking to which Debtor is a party or by which it is bound; (c) Debtor Is duly organized and existing under the laws of the State of New York and In good standing, (d) Debtor Is engaged In business operations when Debtor’s chief executive office is located and Debtor’s records concerning the Collateral are kept at the address and In the county specified above; (e) the Collateral is located at the address specified above; (f) each Account, Chattel Paper, Document, Instrument General intangible which is an outstanding obligation, and Contract is genuine end enforceable In accordance with its terms against the party obligated to pay it (“Account Debtor”); and (g) any amount represented by Debtor to Secured Party as owing by each or any Account Debtor is the correct amount owing not subject to any defense, offset, claim for counterclaim against Debtor.

         4.        Covenants of Debtor.      So long as the Indebtedness remains unpaid, Debtor (a) will defend the Collateral against the claims and demands of all other parties, including any Account Debtor, except purchasers or losses of the inventory in the ordinary course of business, will keep the Collateral free from all security interests or other encumbrances, and will not sell, transfer, lease, or otherwise dispose of any Collateral or any interest without the prior written consent of Secured Party, except that so long as Debtor is not in default hereunder, Debtor may sell or lease Inventory in the ordinary course of Debtor’s business; (b) will keep the Collateral within the state of Debtor’s address above (c) will notify Secured Party promptly in writing of any change in Debtor’s address, specified above or in Debtor’s name, identity or corporate structure; (d) will notify Secured Party promptly in writing of any change in the location of any Collateral or of the records with respect thereto or any additional locations at which the Collateral or records are kept, and will permit Secured Party or its agents to inspect the Collateral; (e) will keep the Collateral in goad condition and repair, and will not use the Collateral in violation of any provision of this Security Agreement, of any applicable statute, regulation or ordinance or of any policy insuring the Collateral; (f) in connection herewith, will execute and deliver to Secured Party such financing statements, and other documents as may be requested by Secured Party, will pay ail costs of title searches, and filing financing statements and other documents in all public offices requested by Secured Party, and will do such other things as Secured Party may request; (g) will pay all taxes. assessments and other charges of every nature which may be levied or assessed against the Collateral, will insure the Collateral against risks, and in coverage, form and amount as is usually carried by prudent corporations carrying on similar operations under like circumstances, Secured Party with Secured Party named loss payee therefore under a standard loss payee clause, and, at Secured Party’s Request, will deliver each policy or certificate of Insurance therefore to Secured Party, (h) will prevent the Collateral or any part thereof from ;being or becoming an accession to other goods not covered by this Security Agreement; (i) if the Collateral is not a fixture, will prevent the Collateral or any part thereof from being or becoming a fixture; (j) will keep, in accordance with generally accepted accounting principles, consistently applied, accurate and complete hooks and records concerning the Collateral, will mark any and all such records concerning the Collateral, at Secured Party’s request to indicate the Security Interest and will permit Secured Party or its agents to audit and make extracts from and copy such records or any of Debtor’s books, ledgers, reports, correspondence, or other records and will furnish Secured Party with financial statements and such other information concerning Debtor as Secured Party may from time to time request; (k) upon demand, will deliver to Secured Party any schedules, invoices, shipping documents, delivery receipts, purchase orders, contract or other documents representing or relating to purchases or other acquisitions of Collateral; (l) will not, without Secured Party’s written consent, make or agree to make any alteration, modification or cancellation of, or substitution for, or credits, adjustments or allowance on, any Collateral, (m) will promptly notify Secured Party of any default by any Account Debtor in payment or performance of its obligations with respect to any of the Collateral; (n) will promptly notify the Secured Party in the event of a materially adverse change in business or Collateral or any other occurrences which could materially and adversely affect the security of the Secured Party; and to) will immediately upon request furnish such additional collateral in the event the Collateral is inadequate or the Secured Party deems itself insecure.

         5.        Verification of Collateral.      Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts, which Secured Party may require in connection therewith.

         6.        Default.

                    (a)      Any of the following events or conditions shall constitute an event of default ("Event of Default") hereunder: (I) nonpayment when due, whether by acceleration or otherwise, of principal or of interest on the Indebtedness or failure by Debtor to perform any obligation, term or condition of this Security Agreement or any other agreement between Debtor and Secured Party including the Promissory Note, (ii) nonpayment when due of any tax imposed on Debtor or on any assets of Debtor or any other liability of Debtor far borrowed money; (iii) if Debtor, or endorser or guarantor of any of the indebtedness commences a voluntary case under any Chapter of the Bankruptcy Code as now or hereafter in effect, takes any equivalent or similar action by filing a petition or otherwise under any other federal or state law in effect at such time relating to bankruptcy or insolvency, makes a general assignment for the benefit of creditors or admits in writing an inability to pay its debts generally as they become duer; (iv) a petition is filed against the Debtor, or any endorser or guarantor of any of the Indebtedness under any Chapter of the Bankruptcy Code as now or hereafter in effect, a petition is filed seeking any such equivalent or similar relief against the Debtor, or any such endorser or guarantor under any other federal or state law in effect at the time relating to bankruptcy or insolvency, or a trustee, receiver, custodian or agent is appointed under the applicable law, or under contract. whose appointment or authority to take charge of any property of the Debtor. or any such endorser or guarantor is for the purpose of enforcing a lien against such property or is for the purpose of general administration of such property for the benefit of the creditors of the Debtor, any general partner of Debtor or any such endorser or guarantor; (v) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf any other agreement with Radiant Energ Corporation ('REC") and Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability of or claim against Debtor, or # upon the date of execution of this Security Agreement, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit, which change shall not have been disclosed in writing to Secured Party at or prior to the time of such execution; and (vi) loss, theft, destruction or substantial damage to any of the Collateral.

                    (b)      Secured Party, at its sole election, may declare all or any part of the Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default. The provisions of this paragraph are not intended in any way to affect any rights of Secured Party with respect to the Indebtedness which may now or hereafter be payable on demand;

                    (c)      Upon the happening of any Event of Default, Secured Party's rights and remedies if with respect to the Collateral shall be those of a the same may from time to time be in effect, in addition to those rights grante herein and in any other agreement now or hereafter in effect between Debtor and Secured Party;

                    (d)     Upon the happening of any Event of Default, Secured Party has the right to require Debtor to assemble the Collateral and return it to Secured Party at a place to be designated by Secured Party;

                    (e)     Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Patty of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtor’s address specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor

                    (f)     Debtor agrees to pay all costs and expenses incurred by Secured Party in enforcing this Security Agreement, in preserving, processing, selling, collecting upon or in realizing upon any Collateral and in enforcing and collecting the Indebtedness, including, without limitation, if Secured Party retains counsel for any such purpose, reasonable attorney's fees; and

                    (g)     Debtor waives the right to interpose, assert or plead any counterclaim or set-off in any litigation brought by the Secured Party with respect to this Agreement or the Indebtedness.

         7.        Miscellaneous.

                    (a)      Debtor hereby authorizes Secured Party, at Debtor's expense, to file such financing statement or statements, or other documents relating to the Collateral without Debtor's signature thereon as Secured Party at its option may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact (without requiring Secured Party) to execute any such financing statement or other documents in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to prated and preserve the Collateral;

                    (b)      Before or after the occurrence of an Event of Default as hereinabove described, Secured Party may notify any or all Account Debtors and other parties obligated to pay the Collateral of the Security Interest granted hereby and may also direct any and all such parties to make all payments of the Collateral to Secured Party;

                    (c)(i)       As further security for payment of the Indebtedness, Debtor hereby grants to Secured Patty a security interest in and lien on any and all property of Debtor which is or may hereafter be in Secured Party’s possession in any capacity, including, without limitation, ail monies owed or to be owed by secured Party to Debtor, and with respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral;

                    (ii)      Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any of the Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election may set off against the indebtedness any and all monies then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right of set-off immediately at the time of such election even though any charge therefore is made or entered on Secured Party’s records subsequent thereto;

                    (d)      Upon Debtor's failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any and all such duties, and Debtor shall pay an amount equal to the expense thereof to Secured Party forthwith upon written demand by Secured Party;

                    (e)      Secured Party may demand, collect and sue on the Collateral (in either Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle or discharge the Collateral, and may indorse Debtors name on any and all others. commercial paper. end any other Instruments pertaining to or constituting the Collateral;

                    (f)      No course of dealing and no delay or omission by Secured Party in exercising any right or remedy hereunder with respect to the indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remed any default by Debtor hereunder or with respect to the Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor All rights and remedies of secured Party hereunder are cumulative;

                    (g)      Secured Party shall be no obligation to take, and Debtor shall have the sole if responsibility for taking, any and all steps to preserve rights against any and ail prior parties to any Instrument or Chattel Paper, whether Collateral or Proceeds and whether or not in Secured Party’s possession. Debtor waives protest or any instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party;

                    (h)      The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the indebtedness or any part thereof;

                    (i)      If more than one Debtor executes this Security Agreement, the term 'Debtor' shall include each as well as all of them and their obligations, warranties and representations hereunder shall be joint and several. Secured Party and Debtor, as used herein, shall include the helm, executors or administrators and the successors or assigns of those parties;

                    (j)      No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtor and by a duly authorized officer of Secured Party;

                    (k)      All terms used herein shall have the same definitions as set forth in the Uniform Commercial Code or the State of New York unless otherwise defined herein;

                    (l)      Debtor hereby irrevocably appoints Secured Party the Debtor's attorney-in-fact with full power to act. In the same manner; to the same extent and with the same effect as if Debtor were to perform such act, to (i) receive and collect all mail addressed to Debtor; (ii) direct the place for delivery thereof; (iii) open and remove the contents of such mail; (iv) retain all contents thereof relating to the Collateral; and (v) perform all other acts to preserve the Collateral which Secured Party deems appropriate; and

                    (m)      This Security Agreement shall remain in full force and effect until the representative of Secured Party specified below shall actually receive written notice of its discontinuance, and shall remain in full force and effect thereafter until all of the indebtedness contracted for or created before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice, shall be paid in full.

         8.       Risk of Loss.      Debtor shall at all times bear the full risk of loss or theft of, damage to or destruction of the Collateral.

         9.        Severability.      If any provision of this Security Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Security Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         10.       Governing Law.     This Security Agreement and the transactions evidenced hereby shall be construed under the internal laws of the State of New York without regard to principles of conflicts of law.

         11.       Execution by Secured Party.      This Agreement shall take effect immediately upon execution by the Debtor and the execution hereof by the Secured Party shall not be required as a condition to the effectiveness of this Security Agreement The Provision for execution by the Secured Party is solely for the purpose of filing this Security Agreement to the extent required or permitted by law.

         12.        Notices.      Any notice to the Secured Party under the provisions of this Agreement shall be valid and effective if given b registered letter, postage prepaid, addressed to each Secured Party at their principal office as set forth below:

John M. Marsh,
R.R #2, Cedar Crest,
Port Colborne, Ontario
L3K 5V4
Fax No. (905) 835-9289

RRSP Account #49450086-15,
C/o Roxborough Holdings Limited,
One First Canadian Place,
Suite 8250,
Toronto, Ontario
M5X 1C7
Attention:: David A. Williams
Fax No (416) 364-6650

Hara Enterprises Limited,
1 Balmoral Avenue,
Suite 507,
M4V 3B9
Attention: Gregory G. O'Hara
Fax No. (416) 513-0865

         13.        Formal Date.      For the purpose of convenience, this agreement may be referred to as bearing formal date of October 31, 2001 irrespective of the actual date of the execution hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement.

DEBTOR: Radiant Aviation Services, Inc.

WITNESS	By:

WITNESS	By:

SECURED PARTY: RRSP Account #49450086-15, C/o Roxborough Holdings Limited,

WITNESS	By:

Hara Enterprises Limited

WITNESS	By:

WITNESS	By: John M. Marsh

Exhibit 10(x) Promissory Note - Hara Enterprises Limited

PROMISSORY NOTE

October 31, 2001

FOR VALUE RECEIVED, RADIANT ENERGY CORPORATION (the “Borrower”), a Canadian corporation having its principal business office at 40 Centre Drive, Orchard Park, New York, 14127, promises to pay, to or to the order of HARA ENTERPRISES LIMITED, at its offices located at Suite 507, 1 Balmoral Avenue, Toronto, Ontario, M4V 3B9, or as the Lender may otherwise direct the principal amount of the advances outstanding hereunder as recorded by the Lender in the column headed “Unpaid Principal Balance” on the schedule attached hereto (the “Grid”) and forming part of this Note and interest thereon as hereinafter set forth.

The Lender shall and is hereby unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (i) the date and amount of each advance and the resulting increase in the unpaid principal amount outstanding hereunder, and (ii) the date and amount of each repayment on account of the Principal Amount paid to the Lender and the resulting decrease in the unpaid principal balance outstanding hereunder. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such advances and repayments.

The Borrower promises to repay the principal amount of the advances outstanding hereunder at such times and in such amounts as are specified in the agreement dated October 31, 2001 between the Lender, David A. Williams, as trustee of RRSP Account #005727, John M. Marsh and the Borrower (the “Loan Agreement”) and to pay interest on the unpaid principal amount hereof remaining from time to time outstanding, both before and after demand, default and judgment, at such interest rate and at such times as are specified in the Loan Agreement.

This Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, the Loan Agreement. Terms defined in the Loan Agreement are used herein with the same meaning. The Loan Agreement, among other things, provides for acceleration of the maturity of the loans evidenced hereby upon the happening of certain stated events and also for the prepayment on account of the principal amount hereof.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

RADIANT ENERGY CORPORATION Per: _________________________________ Authorized Signing Officer

SCHEDULE - Page 1 of 1

This is the “Grid” referred to in, and forming part of, the Promissory Note dated October 31, 2001 in favour of Hara Enterprises Limited, to which this page is attached.

Date	Amount of Advance	Unpaid Principal Balance	Recorded By

Exhibit 10(x) Promissory Note - David A. Williams

PROMISSORY NOTE

October 31, 2001

FOR VALUE RECEIVED, RADIANT ENERGY CORPORATION (the “Borrower”), a Canadian corporation having its principal business office at 40 Centre Drive, Orchard Park, New York, 14127, promises to pay, to or to the order of DAVID A. WILLIAMS, as trustee of RRSP Account #005727, at his offices at One First Canadian Place, Suite 6250, 100 King Street West, Toronto, Ontario, M5X 1C7, or as the Lender may otherwise direct the principal amount of the advances outstanding hereunder as recorded by the Lender in the column headed “Unpaid Principal Balance” on the schedule attached hereto (the “Grid”) and forming part of this Note and interest thereon as hereinafter set forth.

The Lender shall and is hereby unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (i) the date and amount of each advance and the resulting increase in the unpaid principal amount outstanding hereunder, and (ii) the date and amount of each repayment on account of the Principal Amount paid to the Lender and the resulting decrease in the unpaid principal balance outstanding hereunder. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such advances and repayments.

The Borrower promises to repay the principal amount of the advances outstanding hereunder at such times and in such amounts as are specified in the agreement dated October 31, 2001 between the Lender, Hara Enterprises Limited, John M. Marsh and the Borrower (the “Loan Agreement”) and to pay interest on the unpaid principal amount hereof remaining from time to time outstanding, both before and after demand, default and judgment, at such interest rate and at such times as are specified in the Loan Agreement.

This Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, the Loan Agreement. Terms defined in the Loan Agreement are used herein with the same meaning. The Loan Agreement, among other things, provides for acceleration of the maturity of the loans evidenced hereby upon the happening of certain stated events and also for the prepayment on account of the principal amount hereof.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

RADIANT ENERGY CORPORATION Per: _________________________________ Authorized Signing Officer

SCHEDULE - Page 1 of 1

This is the “Grid” referred to in, and forming part of, the Promissory Note dated October 31, 2001 in favour of David A. Williams, as trustee of RRSP Account #005727, to which this page is attached.

Date	Amount of Advance	Unpaid Principal Balance	Recorded By

Exhibit 10(x) Promissory Note - John M. Marsh

PROMISSORY NOTE

October 31, 2001

FOR VALUE RECEIVED, RADIANT ENERGY CORPORATION (the “Borrower”), a Canadian corporation having its principal business office at 40 Centre Drive, Orchard Park, New York, 14127, promises to pay, to or to the order of JOHN M. MARSH, at R.R. #2, Cedar Crest, Port Colborne, Ontario, L3K 5V4, or as the Lender may otherwise direct the principal amount of the advances outstanding hereunder as recorded by the Lender in the column headed “Unpaid Principal Balance” on the schedule attached hereto (the “Grid”) and forming part of this Note and interest thereon as hereinafter set forth.

The Lender shall and is hereby unconditionally and absolutely authorized and directed by the Borrower to record on the Grid (i) the date and amount of each advance and the resulting increase in the unpaid principal amount outstanding hereunder, and (ii) the date and amount of each repayment on account of the Principal Amount paid to the Lender and the resulting decrease in the unpaid principal balance outstanding hereunder. Such notations, in the absence of manifest mathematical error, shall be prima facie evidence of such advances and repayments.

The Borrower promises to repay the principal amount of the advances outstanding hereunder at such times and in such amounts as are specified in the agreement dated October 31, 2001 between the Lender, David A. Williams, as trustee of RRSP Account #005727, Hara Enterprises Limited and the Borrower (the “Loan Agreement”) and to pay interest on the unpaid principal amount hereof remaining from time to time outstanding, both before and after demand, default and judgment, at such interest rate and at such times as are specified in the Loan Agreement.

This Note is one of the Promissory Notes referred to in, and is entitled to the benefits of, the Loan Agreement. Terms defined in the Loan Agreement are used herein with the same meaning. The Loan Agreement, among other things, provides for acceleration of the maturity of the loans evidenced hereby upon the happening of certain stated events and also for the prepayment on account of the principal amount hereof.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

RADIANT ENERGY CORPORATION Per: _________________________________ Authorized Signing Officer

SCHEDULE - Page 1 of 1

This is the "Grid" referred to in, and forming part of, the Promissory Note dated October 31, 2001 in favour of John M. Marsh, to which this page is attached.

Date	Amount of Advance	Unpaid Principal Balance	Recorded By

Exhibit 10(x) GENERAL SECURITY AGREEMENT

GENERAL SECURITY AGREEMENT

        THIS AGREEMENT is made the 31th day of October, 2001,

BETWEEN:

RADIANT ENERGY CORPORATION, a corporation formed under the laws of Canada

(the "Borrower")

- and -

DAVID A. WILLIAMS, AS TRUSTEE OF RRSP ACCOUNT #00572749450086-15, an individual resident in the Province of Ontario; JOHN M. MARSH, a resident of the Province of Ontario; and HARA ENTERPRISES LIMITED, a corporation incorporated under the laws of the Province of Ontario

(hereinafter collectively called the "Lenders")

1.     Security Interest.

1.1     As general and continuing security for the payment and performance of its Obligations (as defined below) to the Lenders, the Borrower does hereby:

(a)	mortgage and charge as and by way of a fixed and specific charge, and assign and transfer to the Lenders, and grant to the Lenders a security interest in, all the Borrower's right, title and interest in and to all of its presently owned or held and after acquired or held personal property of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom including:

(i)	all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not Inventory (defined below), and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment");

(ii)	all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is herein collectively called the "Inventory");

(iii)	all debts, accounts, claims, demands, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, demands, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts");

(iv)	all documents of title, chattel paper, instruments, securities and money, and all other goods of the Borrower that are not Equipment, Inventory or Accounts; and

(v)	all contractual rights, licences, patents and other choses in action of the Borrower of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower, and all other intangible property of the Borrower which is not Accounts, chattel paper, instruments, documents of title, securities or money;

(b)	charge as and by way of an additional charge, and grant to the Lenders a security interest in and to all assets and undertakings of the Borrower, of whatsoever nature or kind and wheresoever situate, and all proceeds thereof and therefrom, other than such of its assets and undertakings as are otherwise validly and effectively subject to the charges and security interest in favour of the Lenders created pursuant to section 1.1(a).

1.2     The security interest created pursuant to clause 1.1 is hereinafter called the "Security Interest" and the property subject to the Security Interest and all property, assets and undertakings, expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the "Collateral".

2.     Exceptions

2.1     The last day of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement, but the Borrower shall stand possessed of such last day, and the reversion, in respect of any such lease or agreement therefor in trust, and agrees to assign and dispose thereof to any third party as the Lenders shall direct.

3.     Attachment

3.1     The Borrower acknowledges that (i) the Security Interests hereby created are effective upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), (ii) value has been given, and (iii) the Borrower has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.     Prohibitions

4.1     Without the prior written consent of the Lenders, the Borrower shall not have power to create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against, any of its property, assets, or undertaking which ranks or could in any event rank, in priority to, or pari passu with, any of the Security Interests created by this Security Agreement, except as otherwise provided in the Loan Agreement.

5.     Obligations Secured

5.1     This Security Agreement and the Security Interest hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Lenders from the Borrower or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Borrower to the Lenders (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Borrower to the Lenders, whether or not contained in this Security Agreement, and all costs and expenses of the Lenders in connection therewith (all of which indebtedness, liability and obligations are hereinafter collectively called the "Obligations").

6.     Representations and Warranties

6.1     The Borrower represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors of the Borrower and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Borrower's obligations hereunder, legal, valid and binding.

6.2     The Borrower represents and warrants that the Borrower lawfully owns and possesses all presently held Collateral and has good title thereto or has rights in the Collateral sufficient for a security interest to attach to the Collateral free from all security interests, charges, encumbrances, liens and claims, and the Borrower has good right and lawful authority to grant a security interest in the Collateral as granted by this Security Agreement.

7.     Covenants of the Borrower

7.1     The Borrower covenants that at all times while this Security Agreement remains in effect the Borrower will:

(a)	defend the title to the Collateral for the benefit of the Lenders against the claims and demands of all persons, except as otherwise provided in the Loan Agreement;

(b)	fully and effectively maintain and keep maintained the Security Interests hereby created valid and effective;.

(c)	maintain the Collateral in good order and repair;

(d)	forthwith pay:

(i)	all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Borrower shall in good faith contest its obligations so to pay and shall furnish such security as the Lenders may require; and

(ii)	the payments of the obligations secured by all security interests, charges, encumbrances, liens and claims which rank, or could in any event rank, in priority to any Security Interest created by this Security Agreement;

(e)	forthwith pay all reasonable costs, charges, expenses and legal fees and disbursements (on a solicitor and client basis) which may be incurred by the Lenders in:

(i)	inspecting the Collateral;

(ii)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement;

(iii)	investigating title to the Collateral;

(iv)	taking, recovering and keeping possession of the Collateral;

(v)	all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Lenders as security for the Obligations; and

(vi)	complying with the disclosure requirements under any applicable law;

(f)	at the Lenders's prior written request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Lenders in their absolute discretion require in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Lenders upon any of the Collateral;

(g)	notify the Lenders promptly of:

(i)	any change in the information contained herein relating to the Borrower, its business or the Collateral, including without limitation any change of name or address of the Borrower and any change in the present location of any Collateral;

(ii)	the details of any material acquisition of Collateral;

(iii)	any material loss or damage to Collateral;

(iv)	any material default by any account debtor in payment or other performance of his obligations to the Borrower with respect to any Accounts; and

(v)	the return to or repossession by the Borrower of Collateral where the assets subject to such return or repossession of Collateral is material in relation to the business of the Borrower;

(h)	prevent Collateral from being sold, leased or otherwise disposed of, except in the ordinary course of business or as permitted hereby, from being or becoming an accession or fixture to other property not covered by this Security Agreement;

(i)	carry on and conduct its business in a proper and business-like manner, including maintenance of proper books of account and records;

(j)	permit the Lenders and their representatives, at all reasonable times, upon prior written notice access to all its property, assets and undertaking and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection; and

(k)	deliver to the Lenders from time to time promptly upon prior written request:

(i)	any documents of title representing or relating to Collateral;

(ii)	certified copies of all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting or auditing the same;

(iii)	such information concerning Collateral, the Borrower and the Borrower's business and affairs as the Lenders may reasonably require.

8.     Insurance

8.1     The Borrower covenants that at all times while this Security Agreement is in effect the Borrower shall:

(a)	maintain or cause to be maintained insurance on the Collateral with an insurer, insuring such risks, for amounts and payable to such person or persons, all as the Lenders may reasonably require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

(b)	cause the insurance policy or policies required hereunder to be assigned to the Lenders, and the interest of the Lenders, as mortgagors, endorsed as loss payee, and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

(c)	ay any premium in connection with such insurance, prior to expiry of the then current policy and deliver all such policies to the Lenders, if it so requires.

8.2     If proceeds of any insurance required hereunder become payable, the Lenders may, in their absolute discretion, apply such proceeds to such part or parts of the Obligations as the Lenders may see fit or the Lenders may release any such insurance proceeds to the Borrower for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Borrower shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3     The Borrower will forthwith, on the happening of loss or damage to the Collateral, notify the Lenders thereof and furnish to the Lenders at the Borrower's expense any necessary proof and do any necessary act to enable the Lenders to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Lenders' right to submit to the insurer a proof of loss on its own behalf.

8.4     The Borrower hereby authorizes and directs the insurer under any policy of insurance issued to the Borrower to include the name to the Lenders as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Lenders to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5     If the Borrower fails to maintain insurance as required by clause 8.1, the Lenders may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Lenders considers necessary for its protection.

9.     Performance of Obligations

9.1     If the Borrower fails to perform its obligations hereunder, the Lenders may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Lenders hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Borrower to the Lenders, forthwith, with interest, until paid, at the highest rate borne by any of the Obligations.

10.     Restrictions on Sale or Disposal of Collateral

10.1     Except as herein provided, the Borrower will not, without the prior written consent of the Lenders, such consent not to be unreasonably or arbitrarily withheld or delayed:

(a)	subject to section 10.2, sell, lease or otherwise dispose of the Collateral except in the normal course of business; or

(b)	release, surrender or abandon possession of the Collateral except for in the normal course of business.

10.2     If the Borrower is not in default under this Security Agreement, the Borrower may lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business, at any time without the consent of the Lenders.

11.     Enforcement

11.1     Upon the occurrence of an Event of Default entitling it to do so whichever earlier occurs, the Lenders may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted to be immediately enforceable. Thereupon, the Obligations shall become immediately due and payable. Once the security is enforceable, to enforce and realize on the Security Interest created by this Security Agreement, the Lenders may take any action permitted by law or in equity as they may deem expedient, and in particular and without limiting the generality of the foregoing, the Lenders may do any of the following:

(a)	appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed being hereinafter called the "Receiver") of the Collateral, with or without bond as the Lenders may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)	enter upon any premises of the Borrower and take possession of the Collateral with power to exclude the Borrower, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Lenders may deem advisable;

(d)	sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Lenders may seem reasonable, provided that if any sale, lease or other disposition is on credit the Borrower will not be entitled to be credited with the proceeds of such sale, lease or other disposition until the monies therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

11.2     A Receiver appointed pursuant to this Security Agreement shall be the agent of the Borrower and not of the Lenders and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Lenders hereunder, and in addition shall have power to carry on the business of the Borrower and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, as specified by the Receiver, and if not so specified such security interest shall rank in priority to the Security Interest created by this Security Agreement.

11.3     Subject to the claims, if any, of the creditors of the Borrower ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Lenders, in their absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Lenders in connection with or incidental to:

(i)	the exercise by the Lenders of all or any of the powers granted to them pursuant to this Security Agreement; and

(ii)	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

(b)	in or toward payment to the Lenders of all principal and other monies (except interest) due in respect of the Obligations;

(c)	in or toward payment to the Lenders of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Borrower, any surplus will be paid to the Borrower.

12.     Deficiency

12.1     If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Borrower will immediately pay to the Lenders the amount of such deficiency.

13.     Liability of Lenders

13.1     The Lenders shall not be responsible or liable for any debts contracted by them, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Lenders shall manage the Collateral after taking possession, as herein provided, nor shall any Lender be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Lenders shall not be bound to do, observe or perform or to see to the observance or performance by the Borrower of any obligations or covenants imposed upon the Borrower nor shall the Lenders, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Lenders be obliged to keep any of the Collateral identifiable. The Borrower hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Lenders than aforesaid.

14.     Appointment of Attorney

14.1     The Borrower hereby irrevocably appoints the Lenders or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Borrower for and in the name of the Borrower to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Borrower is obliged to sign, endorse or execute and generally to use the name of the Borrower and to do all things as may be necessary or incidental to the exercise of all of the powers conferred on the Lenders or the Receiver, as the case may be, under Section 11 of this Security Agreement.

15.     Appropriation of Payments

15.1     Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Lenders may see fit, and the Lenders may at all times and from time to time change any appropriation as the Lenders may see fit.

16.     Waiver

16.1     The Lenders may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

17.     Notice

17.1     Notice shall be given to either party as provided in the Loan Agreement (as defined in clause 24.1(b).

18.     Extensions

18.1     The Lenders may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests and otherwise deal with the Borrower, account debtors of the Borrower, sureties and others and with the Collateral and other security interests as the Lenders may see fit without prejudice to the liability of the Borrower or the Lenders' right to hold and realize on the Security Interests created by this Security Agreement.

19.     No Merger

19.1     This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Lenders from the Borrower or from any other person whomsoever. The taking of a judgement with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

20.     Rights Cumulative

20.1     All rights and remedies of the Lenders set out in this Security Agreement, and in any other security agreement held by the Lenders from the Borrower or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Borrower and the Lenders that may be in effect from time to time.

21.     Assignment

21.1     Subject to section 21.2, the Lenders may, without further notice to the Borrower, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interest created hereby. The Borrower expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Lenders' rights and remedies under this Security Agreement and the Borrower will not assert any defence, counterclaim, right of set-off or otherwise, as to any claim which it now has or hereafter acquires against the Lenders in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

21.2     No Lender shall assign or transfer this Security Agreement and the Security Interest created hereby without the prior written consent of the Borrower.

22.     Satisfaction and Discharge

22.1     Any partial payment or satisfaction of the Obligations, or any ceasing by the Borrower to be indebted to the Lenders, shall be deemed not to be a redemption or discharge of this Security Agreement. The Borrower shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations.

23.     Enurement

23.1     This Security Agreement shall enure to the benefit of the Lenders and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Borrower.

24.     Interpretation

24.1     In this Security Agreement:

(a)	"Collateral" has the meaning specified in clause 1 and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof;

(b)	"Loan Agreement" means the loan agreement made between the Borrower and the Lenders dated October 31, 2001, as amended and supplemented from time to time;

(c)	"Event of Default" has the meaning specified in the Loan Agreement; and

(d)	"the Act" means the Personal Property Security Act (Ontario) and all regulations thereunder, as amended from time to time.

24.2     Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

24.3     The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

24.4     The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

24.5     This Security Agreement shall be governed by the laws of Ontario.

24.6     In this Security Agreement, wherever the context so permits or requires words importing number shall include the singular and plural, words importing gender shall include the masculine, feminine and neuter, and words importing persons shall include firms and corporations.

25.     Copy of Agreement and Financing Statement

25.1     The Borrower hereby:

(a)	acknowledges receiving a copy of this Security Agreement; and

(b)	waives all rights to receive from the Lenders a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

     IN WITNESS WHEREOF the Borrower has executed this Security Agreement as of the date first above written.

RADIANT ENERGY CORPORATION
Per:___________________________ (Authorized Signing Officer)
Per:___________________________ (Authorized Signing Officer)